Registration Rights Agreement          EXHIBIT 4

                                  By and Among

                        BNP Residential Properties, Inc.

                                       And

                            The Investor Named Herein


                          Dated As Of December 28, 2001

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                                Table of Contents


Background...........................................................1

1.  Demand Registration..............................................1
   1.1.  Obligation to File..........................................1
   1.2.  Limitation on Obligation to File............................2
   1.3.  Effective Period............................................2
   1.4.  Incidental Rights of Other Security Holders.................2

2.  Company Registration.............................................2
   2.1. Registration.................................................2
   2.2. Exclusion....................................................3
   2.3. Right to Terminate or Delay Registration.....................3
   2.4. Underwriting Cutbacks........................................3

3.  Shelf Registration Under the Securities Act......................3
   3.1. Filing of Shelf Registration Statement.......................3
   3.2. Effective Period; Post Effective Amendments..................4
   3.3. Incidental Rights of Other Security Holders..................4
   3.4. Unavailability of Rule 415...................................4

4. Provisions Applicable to Demand Registration, Company
   Registration, and Shelf Registration..............................5
   4.1. Inclusion in Registration Statement..........................5
   4.2. Expenses of Registration.....................................5
   4.3. Underwritten Offering........................................5
      A. Underwriter Selection under a Demand Registration
         or a Shelf Registration.....................................5
      B. Underwriting Agreement......................................5
      C. Cooperation of Holders......................................5
      D. Withdrawal from Underwriting................................5
   4.4.  Suspension or Termination of Obligation to File
         Registration Statement......................................6

5. Registration Procedures...........................................7

6. Covenants of Holders..............................................8
   6.1. Conversion of Series B Preferred Stock.......................8
   6.2. Dispositions Under Registration Statement....................9
   6.3. Blackout Periods.............................................9
   6.4. Return of Materials..........................................9
   6.5. Regulation M................................................10
   6.6. Market Standoff Agreement...................................10

7. Preparation; Reasonable Investigation............................10

8. Transfer of Registration Rights..................................11

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9. Indemnification..................................................11
   9.1. Indemnification by the Company..............................11
   9.2. Indemnification by Holders..................................12
   9.3. Conduct of Indemnification..................................12
   9.4. Contribution................................................13

10. Covenants Relating to Rule 144..................................14

11. Definitions.....................................................14

12. Miscellaneous...................................................16
   12.1. Counterparts...............................................16
   12.2. Governing Law..............................................16
   12.3. Entire Agreement...........................................16
   12.4. Notices....................................................16
   12.5. Successors and Assigns.....................................17
   12.6. Headings...................................................17
   12.7. Amendments and Waivers.....................................17
   12.8. Interpretation; Absence of Presumption.....................17
   12.9. Severability...............................................18


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     This Registration Rights Agreement (this "Agreement"), dated as of December
28, 2001, is entered into by BNP Residential Properties, Inc., a Maryland corporation (the "Company"), and each Company stockholder that is a signatory hereto. Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Investment Agreement (as hereinafter defined).

                                   Background

     The Company and Preferred Investment I, LLC, a New Jersey limited liability company (the "Investor") have entered into an Investment Agreement, dated as of the date hereof (the "Investment Agreement"). The Investment Agreement provides for the Investor to purchase and the Company to sell shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). To induce the Investor to enter into the Investment Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

     Definitions are contained in Section 11 beginning on page 14.

                                    Agreement

     Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and intending to be legally bound, the parties agree as follows:

1.   Demand Registration.

     1.1. Obligation to File. If the Holders of a majority of the Registrable Securities make a written request (a "Registration Request") that the Company effect a registration with respect to at least 227,273 Registrable Securities, the Company will:

          A. give written notice of the proposed registration to all other Holders within fifteen (15) days of such initiating Holders' registration request (the "Holders Notice");

          B. receive additional written requests to register Registrable Securities (each, an "Additional Request") from other Holders which must be given within twenty (20) days after the Company sends the Holders Notice;

          C. use its best efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement (the "Demand Registration Statement") under the Securities Act (the "Demand Registration") within 90 days after receipt of the Registration Request of the initiating Holders. The Demand Registration will be for the offering by the Holders of all of the Registrable Securities that the initiating Holders request to be registered and that the Holders providing an Additional Request request to be registered; and

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          D.   respond as promptly as practicable to any comments received from the SEC with respect to such Demand Registration Statement or any amendment thereto.

     1.2. Limitation on Obligation to File. The Company is not obligated to take any action to effect a registration pursuant to Section 1.1 (but may do so at its discretion):

          A. if fewer than half the outstanding Registrable Securities are included in the Registration Request and the Additional Requests;

          B. after the Company has effected one Demand Registration or after the Company has effected a Shelf Registration as provided in
               Section 3; provided that if the right to a Demand Registration has not yet been exercised and a Shelf Registration Statement has been declared effective but has subsequently been rendered ineffective by virtue of the Company's inability to meet the Shelf Requirements, the right to a single Demand Registration pursuant to this Section 1 will then again exist; or

          C.   if the Company's obligation to do so is excused pursuant to
               Section 4.4.

     1.3. Effective Period. Upon the request of the participating Holders, the Company will use its best efforts to keep the Demand Registration effective for up to 90 days, unless the distribution of securities registered thereunder has been earlier completed. During the period during which the Demand Registration is effective, the Company agrees to supplement or make amendments to the Demand Registration, if required by the Securities Act or if reasonably requested by the Holders or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale. The Company will use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

     1.4. Incidental Rights of Other Security Holders. The Demand Registration may include, on a pari passu basis, other securities of the Company that are held by others who, by virtue of agreements with the Company, are entitled to include their securities in the Demand Registration.

2.   Company Registration.

     2.1. Registration. If at any time or from time to time, the Company determines to file a registration statement (a "Company Registration Statement") for any of its securities, for its own account or the account of any of its stockholders, the Company will:

          A. promptly give to each Holder written notice thereof, but in any event within thirty (30) days of making such determination; and

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          B.   include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws) (a "Company Registration"), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the Company sends such written notice, by any Holders. If any Holder decides not to include any or all of its Registrable Securities in such registration statement, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     2.2. Exclusion. The preceding Section 2.1 does not apply to the Company's determination to file a registration statement relating solely to employee stock option or purchase plans, or a registration statement on Form S-4 relating solely to an SEC Rule 145 transaction or a registration statement on any other form (other than Form S-1, S-2, or S-3 (except for a registration statement relating to a dividend reinvestment plan), or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the resale of Registrable Securities.

     2.3. Right to Terminate or Delay Registration. Notwithstanding anything else in this Agreement to the contrary, the Company has the right to terminate, withdraw, or delay the filing of any registration statement initiated by it under this Section 2 at any time whether or not any Holder has elected to include securities in such registration statement.

     2.4. Underwriting Cutbacks. If the Company Registration is for a registered public offering involving an underwriting and the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may limit the amount of securities to be included in the Company Registration and underwriting by the Holders and other Company stockholders in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in such Company Registration that such Holders and other Company stockholders have requested.

3.   Shelf Registration Under the Securities Act.

     3.1. Filing of Shelf Registration Statement. In addition to the rights and obligations set forth in Section 1 above, if the Holders of a majority of the Registrable Securities make a written request (a "Shelf Registration Request") that the Company file a registration statement (a "Shelf Registration Statement") under Rule 415 on Form S-3 or any successor to Form S-3 that allows the issuer to incorporate future filings with the SEC by reference ("Form S-3") for a public offering of all of the Registrable Securities (a "Shelf Registration") and the Company is then a registrant entitled to use Form S-3 to register the resale of such

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          shares, even if such shares are not yet outstanding, the Company will use its best efforts to file, within 90 days of the Shelf Registration Request, a Shelf Registration Statement; provided, however, the Company will not be required to effect a registration pursuant to this
          Section 3.1 after the Company has effected one Shelf Registration or if the Company's obligation to do so has been terminated or suspended pursuant to Section 4.4. The Company will respond as promptly as practicable to any comments received from the SEC with respect to such Shelf Registration Statement or any amendment thereto.

     3.2. Effective Period; Post Effective Amendments. The Company agrees to use its best efforts to keep the Shelf Registration Statement continually effective until the earlier of the date on which the shares covered by such Shelf Registration Statement are no longer Registrable Securities or until the Company is no longer eligible to maintain an effective registration statement on Form S-3 for the resale of the Registrable Securities as contemplated by this Agreement; provided that nothing in this Agreement will be construed to obligate the Company to effect more than one post-effective amendment to the Shelf Registration Statement relating to or on account of a change in the plan of distribution of the Registrable Securities.

     3.3. Incidental Rights of Other Security Holders. The Shelf Registration may include other securities of the Company that are held by others who, by virtue of agreements with the Company, are entitled to include their securities in the Shelf Registration.

     3.4. Unavailability of Rule 415 .

          A. Notwithstanding anything in this Agreement to the contrary, the Company has no obligation to effect a Shelf Registration under Rule 415 if the Company is ineligible or unable under the rules and regulations of the Securities Act and the positions of the SEC staff to register the resale of the Registrable Securities as contemplated by Section 3.1 pursuant to a continuous Shelf Registration Statement.

          B. The parties to this Agreement acknowledge that, due to SEC staff positions, the Company may be unable to effect a Shelf Registration for all of the Registrable Securities if such securities are not yet outstanding and the public float of its securities is less than $75,000,000 (or such other amount as may be determined by the SEC staff or under the rules and regulations of the Securities Act) or as a result of such other rules and regulations as the SEC may promulgate (the "Shelf Requirements"). The parties further acknowledge that the effectiveness of a Shelf Registration Statement may cease upon the filing of the Company's next due annual report on Form 10-K if the Company fails to meet the Shelf Requirements.

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4.   Provisions Applicable to Demand Registration, Company Registration, and
     Shelf Registration. Unless otherwise limited, the following provisions will be applicable to a Demand Registration, a Company Registration, and a Shelf Registration:

     4.1. Inclusion in Registration Statement. The Holders agree to provide as promptly as practicable, but in any event within 30 days of such request, the information reasonably requested by the Company in connection with a registration statement. Any Holder who does not provide the information reasonably requested by the Company in connection with a registration statement will not be entitled to have its Registrable Securities included in the registration statement.

     4.2. Expenses of Registration. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to
          Section 1, Section 2, or Section 3, except the Company will not pay the Registration Expenses related to a registration request under
          Section 1 or Section 3 that has been withdrawn by a majority of the Holders (in which such case, the Holders requesting such withdrawal will bear such Registration Expenses pro rata).

     4.3. Underwritten Offering.

          A. Underwriter Selection under a Demand Registration or a Shelf Registration. If the Holders intend to distribute the Registrable Securities covered by their Registration Request or their Shelf Registration Request by means of an underwriting, the Holders of a majority of the Registrable Shares to be included in such underwriting will select the proposed underwriter (as that term is defined in the Securities Act, "Underwriter"). The proposed Underwriter(s) must be approved by the Company, but such approval may not be unreasonably withheld. If such Underwriter(s) is (are) not reasonably acceptable to the Company, the Company must furnish to the participating Holders, within 30 days of receiving the Holders' selection of the Underwriter(s), the names of at least two Underwriters acceptable to the Company who agree to act as Underwriter(s) for the proposed offering.

          B. Underwriting Agreement. The Company must (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter(s).

          C. Cooperation of Holders. The right of any Holder to registration pursuant to participate in any underwritten offering is conditioned upon such Holder's participation in such underwriting agreements as required by subsection 4.3.B.

          D. Withdrawal from Underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to

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               withdraw therefrom by written notice to the Company, the
               Underwriter and the other Holders.

     4.4. Suspension or Termination of Obligation to File Registration Statement. The Company is not obligated to take any action to effect a registration pursuant to Section 1.1 or Section 3.1 (but may do so at its discretion):

          A. at any time within 180 days following the effective date of any other registration statement whereby executive officers and directors were requested to agree to abstain from selling shares of the Company's capital stock for a period of at least 90 days;

          B. if the Company furnishes to the participating Holders a certificate signed by the Company's President or Executive Vice President stating that in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required as a result of a planned material financing, acquisition, disposition, corporate reorganization or other transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required in the Demand Registration Statement or Shelf Registration Statement prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement, and it is therefore advisable to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than 120 days after the Registration Request or Shelf Registration Request, provided that the Company may not defer such filing pursuant to this subsection 4.4.B more than 120 days in any 12-month period or more than on two occasions in any calendar year;

          C. if the Company, within 20 days of receiving the Registration Request or Shelf Registration Request, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within 45 days of receiving the Registration Request or Shelf Registration Request, in which case the Company may defer such filing until 180 days immediately following the later of (1) the effective date of any registration statement or post-effective amendment to a registration statement or (2) the filing of the final prospectus supplement to a registration statement, pertaining to the securities of the Company (other than with respect to a registration statement relating to a Rule 145 Transaction, with respect to an employee benefit plan, or with respect to a dividend reinvestment plan) (the events described herein and in Sections 4.4.B and 4.4.C together "Suspension Events" and each individually a "Suspension Event"). Nothing in this Section 4.4.C is intended to limit or modify the Holders' rights under Section 2.

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5.   Registration Procedures.  In connection with any registration statement including Registrable Securities of a Holder, the Company will use its best efforts to:

     5.1. prepare and file with the SEC the requisite registration statement (including a prospectus therein) to effect such registration and to cause such registration statement to become effective;

     5.2. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the respective periods prescribed in Section 1.3 or
          Section 3.2;

     5.3. furnish to each Holder of Registrable Securities or its designee, without charge, as many copies of each prospectus and any amendment or supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

     5.4. register or qualify the Registrable Securities by the time the registration statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the registration statement shall reasonably request in writing, and do any and all other acts that may reasonably be necessary to enable such Holder to dispose of such Registrable Securities owned by such Holder in each such jurisdiction; provided, however, that in connection therewith, the Company will not be required to:

          A. qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it otherwise would not be required to qualify or register but for this Section 5.4;

          B.   subject itself to taxation in any such jurisdiction; or

          C. file a general consent to service of process in any such jurisdiction wherein it is not otherwise required to do so;

     5.5. notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm in writing:

          A. when the registration statement and any post-effective amendment thereto have become effective;

          B. when any amendment or supplement to the prospectus has been filed with the SEC;

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          C.   of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or any part thereof or the initiation of any proceedings for that purpose;

          D. if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

          E. of the existence (but not necessarily the circumstances) of any Suspension Event; and

          F. of the happening of any event during the period the registration statement is effective as a result of which (1) such registration statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.6. amend the registration statement and prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of the registration statement as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such registration statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

     5.7. obtain the withdrawal of any order suspending the effectiveness of the registration statement, or any part thereof, as promptly as possible;

     5.8. comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC;

     5.9. provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

     5.10. list all Common Stock covered by such registration statement on the AMEX or other securities exchange on which any of the Common Stock is then listed.

6. Covenants of Holders. In connection with and as a condition to the Company's obligations under Sections 1, 2, 3, 4, and 5, each Holder covenants and agrees to the following:

     6.1. Conversion of Series B Preferred Stock. With respect to any Registrable Securities to be included on a registration statement pursuant to Sections 1 or 2, each Holder covenants that, if it has given notice of its intent to include its

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          Registrable Securities in such registration statement, it will convert its Series B Preferred Stock into Registrable Securities prior to the anticipated effective date of such registration statement. The Company will have no obligation to cause to be effective, or to maintain the effectiveness of, a Company Registration Statement or Demand Registration Statement, or such portion, relating to Registrable Securities that will not be issued and outstanding at the time such registration statement is declared effective;

     6.2. Dispositions Under Registration Statement. If, at the time of disposition of Registrable Securities, a registration statement covering the resale of such Registrable Securities is effective:

          A.   such disposition must be effected:

               (1)  pursuant to such registration statement or

               (2)  pursuant to Rule 144 under the Securities Act, and

          B. notwithstanding anything in Section 8 to the contrary, the transferee of such Registrable Securities in a transfer pursuant to Section 6.2.A above will not be entitled to the registration rights set forth in Sections 1, 2, or 3.

     6.3. Blackout Periods. Following the effectiveness of a Demand Registration Statement, Company Registration Statement, or a Shelf Registration Statement, each Holder agrees that it will not effect any sales of the Registrable Securities pursuant to such registration statement at any time after the Company provides notice to suspend sales as a result of (each of the following, a "Blackout Event")

          A. the occurrence or existence of any Suspension Event, in which case, the Holder may recommence effecting sales of the Registrable Securities pursuant to the registration statement after the earlier of 90 days or receipt of further notice to such effect from the Company, which notice the Company will provide not later than five days after the conclusion of a Suspension Event;

          B. an event of the type described in Section 5.5.C or Section 5.5.D, in which case, the Holder may only recommence effecting sales of the Registrable Securities upon withdrawal of such suspension or stop order; and

          C. an event of the type described in Section 5.5.F, in which case, the Holder may recommence effecting sales of the Registrable Securities pursuant to the registration statement after the Company corrects or updates the registration statement and the Holder receives copies of the supplemented or amended prospectus contemplated by Section 5.6 and receives notice that any post-effective amendment has become effective.

     6.4. Return of Materials. In case of any Blackout Event, if so directed by the Company, each Holder will deliver to the Company all copies in its possession,

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          other than permanent file copies then in such Holder's possession, of the prospectus as amended or supplemented to date at the time of receipt of the notice of the Blackout Event.

     6.5. Regulation M. Each Holder and any of its officers, directors or affiliates, if any, will comply with the provisions of Regulation M under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to a registration statement. Each Holder and any of its officers, directors or affiliates, if any, will enter into such written agreements as the Company may reasonably request to ensure compliance with this Section 6.5.

     6.6. Market Standoff Agreement. During the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of common stock or other securities of the Company commencing on the effective date of a registration statement of the Company filed under the Securities Act, each Holder may not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period (except Registrable Securities included for sale in such registration or Common Stock purchased in such registration or acquired in the open market after such registration); provided however, that such agreement shall not be required unless all Named Executive Officers (as defined in Item 402 of Regulation S-K promulgated by the SEC), all directors, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce this covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the same or a similar restriction) until the end of such period.

7. Preparation; Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act which will include Registrable Securities, the Company will give the Holders, their underwriters, if any, and their respective counsel (but no more than one counsel for the Holders as a group and one counsel for the underwriters as a group), the reasonable opportunity to comment on such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that the records, documents or information that the Company determines in good faith to be confidential will not be disclosed unless (i) such disclosure is necessary to avoid or correct a material misstatement or omission in a registration statement and such disclosure is not made during a Suspension Event, (ii) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or

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     information become generally available to the public other than through a breach of this Agreement.

8. Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available and related rights, granted to them by the Company under Sections 1, 2, 3, and 10, may be assigned to a transferee or assignee in blocks of at least 22,727 shares of Registrable Securities, provided, that the Holder gives the Company written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Notwithstanding the preceding provisions of this
     Section 8, and subject to Section 6.2.B, any Holder may transfer rights to a transferee if such transferee is (i) a successor entity to such Holder pursuant to reorganization or recapitalization, (ii) an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder, (iii) a partner, retired partner, member or retired member or family member of such Holder (or the estate or heirs of such a partner or member or to a trust for the benefit of such a partner or member, his or her spouse or descendants), or (iv) transferring such Registrable Securities to another Holder. Notwithstanding the preceding sentence, the Company may prohibit the transfer of any Holders' rights under this Section 8 if the transferee does not sign this Agreement and agree to be bound by the terms hereof.

9.   Indemnification.

     9.1. Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of such Holder or any Controlling Person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Holder Indemnitee"), against any Losses to which any Holder Indemnitee may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse such Holder Indemnitee for the reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending against any such Losses, actions or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such


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          Losses (or action or proceeding in respect thereof) or expense arises out of or is based upon

          A. any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or any amendment thereto or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by a Holder Indemnitee; or

          B. with respect to any person who participates as an underwriter in the offering or sale of Registrable Securities or any Controlling Person thereof, such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement.

     9.2. Indemnification by Holders. Each Holder agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Controlling Person, to the same extent as the indemnity contained in
          Section 9.1 hereof, but only insofar as such Losses (or action or proceeding in respect thereof) or expense arises out of or is based upon

          A. any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or any amendment thereto or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Holder or,

          B. with respect to any person who participates as an underwriter in the offering or sale of Registrable Securities or any Controlling Person thereof, such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement.

     9.3. Conduct of Indemnification. Each indemnified party must give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party will not relieve it from any liability that it may have under the indemnity provisions of Sections 9.1 or 9.2 above, unless and to the extent the lack of notice by the indemnified party materially prejudices the

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          indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses. After receipt of such notice, the indemnifying party will be entitled to participate in and, to the extent it wishes, jointly with any other indemnifying party so notified, assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval the indemnified party may not unreasonably withhold; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party reasonably determine, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to the indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnifying party will not be entitled to assume the defense of such action or proceeding, and the indemnified party will be entitled to one separate counsel, the reasonable fees and expenses for which counsel the indemnifying party will pay. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this Section 9.3, the indemnifying party will pay the reasonable fees and expenses of counsel (which will be limited to a single law firm) for the indemnified party. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this Section 9.3, such indemnifying party will not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 9.3.

     9.4. Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party must contribute to the amount paid or payable by the indemnified party as a result of the expense or Losses
          (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9.4, each Controlling Person of a Holder and directors and officers of a Holder have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the registration statement and each Controlling Person of the Company has the same rights to contribution as the Company.

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10.  Covenants Relating to Rule 144.  The Company will use its commercially reasonable efforts to file in a timely manner (taking into account any extensions granted by the SEC), information, documents and reports required to be filed by the Company in compliance with the Exchange Act and will, at its expense, upon the request of a Holder, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating
     (a) the Company's name, address and telephone number (including area code),
     (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of Common Stock and the number of shares of Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

11.  Definitions.

     11.1. As used herein, the following terms shall have the following meanings:

          A. "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to
               Section 6 of the Articles Supplementary.

          B. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

          C. "Holder" means any person owning or having the right to acquire Registrable Securities (or any assignee thereof in accordance with Section 8) solely by virtue of Section 6 of the Articles Supplementary.

          D.   "Losses" means any losses, claims, damages or liabilities.

          E. "Registrable Securities" means all issued or issuable Conversion Shares (as adjusted for stock splits, recapitalizations, recombinations, and the like) and any securities the Company issues as a dividend or other distribution with respect to, in exchange for, or in replacement of such Conversion Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when:

               (1) a registration statement with respect to their sale has become effective under the Securities Act and they have been disposed of in accordance with that registration statement;

               (2) they have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act; or

               (3) they are eligible to be resold pursuant to Rule 144(k) (or any successor provision).

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          F.   "Registration Expenses" means the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with Sections 1, 2, and 3 of this Agreement, any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities (which such insurance may be obtained by the Company at the Company's sole discretion), and all registration, filing and stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, printing expenses, messenger and delivery expenses, but excluding any fees and disbursements of underwriters relating to the Registrable Securities, all underwriting discounts and commissions, all transfer taxes with respect to the disposition of Registrable Securities by a Holder, and all fees and disbursements of counsel for any Holder.

          G. "Rule 145 Transaction" means any transaction of the type described in Rule 145(a) under the Securities Act.

          H. "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

          I. "Underwritten Offering" means a sale of the Company's securities to an underwriter or underwriters for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the public.

     11.2. The below terms have the meanings given to them on the referenced pages:

Additional Request                                          1
Agreement                                                   1
Blackout Event                                              9
Company                                                     1
Company Registration                                        3
Company Registration Statement                              2
Controlling Person                                         11
Demand Registration                                         1
Demand Registration Statement                               1
Form S-3                                                    3
Holder Indemnitee                                          11
Holders Notice                                              1
Investment Agreement                                        1
Investor                                                    1
Registration Request                                        1
SEC                                                         1
Series B Preferred Stock                                    1
Shelf Registration                                          3
Shelf Registration Statement                                3
Shelf Requirements                                          4

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

Suspension Event, Suspension Events                         6
Underwriter                                                 5

12.  Miscellaneous.

     12.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which are one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service will be considered original executed counterparts for purposes of this Section 12.1, provided receipt of copies of such counterparts is confirmed.

     12.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the choice of law principles thereof.

     12.3. Entire Agreement. This Agreement, the Investment Agreement, and the Articles Supplementary contain the entire agreement between the parties with respect to the subject matter hereof and thereof, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder.

     12.4. Notices. All notices and other communications hereunder will be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company must be addressed to:

          BNP Residential Properties, Inc.
          3850 One First Union Center
          Charlotte, North Carolina  28202-6302
          Attention:        Philip S. Payne
          Telecopy:         (704) 944-0100

          with a copy to:

          Alston & Bird LLP
          3201 Beechleaf Court, Suite 600
          Raleigh, North Carolina 27604
          Attention:        Robert H. Bergdolt, Esq.
          Telecopy:         (919) 862-2260
          (which copy does not constitute notice)

          or at such other address and to the attention of such other person as the Company

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

          may designate by notice to Holders in conformity with this
          Section 12.4. Notices to the Investor/Holder shall be addressed to:

          Preferred Investment I, LLC
          c/o Peter J. Weidhorn
          Westminster Management
          Pond Road Plaza
          4345 Route 9 North
          Freehold, NJ 07728
          Telecopy:

          with a copy to:
          Orloff, Lowenbach, Stifelman & Siegel
          101 Eisenhower Parkway
          Roseland, NJ 07068
          Attention:        Stanley Schwartz, Esq.
          Telecopy:         (973) 622-3073
          (which copy does not constitute notice)

          or at such other address and to the attention of such other person as the Holder may designate by notice to the Company in conformity with this Section 12.4.

     12.5. Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors. Neither party may assign any of its rights hereunder to any third party, except that a Holder may, in accordance and compliance with
          Section 8, upon a transfer of Registrable Securities not in violation of the Investment Agreement, assign to such transferee all rights of such Holder hereunder with respect to such transferred Registrable Securities.

     12.6. Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained in this Agreement mean Sections or other headings of this Agreement unless otherwise stated.

     12.7. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     12.8. Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one

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

          gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import, unless otherwise stated, should be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to the Sections of this Agreement unless otherwise specified, and (iii) the word "including" and words of similar import when used in this Agreement mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. This Agreement should be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.9. Severability. Any provision hereof that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                            [Signature Page Follows]


                                       65
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     In Witness Whereof, this Agreement has been executed and delivered by the parties hereto

Investor: Preferred Investment I, LLC


By:      /s/ Peter J. Weidhorn
         -----------------------------------------------------
Name:    Peter J. Weidhorn
         -----------------------------------------------------
Title:   Managing Member
         -----------------------------------------------------


Company:

BNP Residential Properties, Inc.



By:      /s/ Philip S. Payne
         -----------------------------------------------------
Name:    Philip S. Payne
         -----------------------------------------------------
Title:   Executive Vice President & CFO
         -----------------------------------------------------


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